UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2024

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amendment No. 3 to the Stockholders’ Agreement
FirstSun Capital Bancorp (“FirstSun” or the “Corporation”) is party to a Stockholders’ Agreement with certain of its stockholders dated as of June 19, 2017, as amended. Effective as of January 4, 2024, the Stockholders’ Agreement was amended to, among other things, permit the termination of the Stockholders’ Agreement when the Corporation provides additional liquidity for the stockholders by listing the Corporation’s shares of common stock on a national securities exchange.
For a description of the Stockholders’ Agreement, as amended, see Item 13, “Certain Relationships and Related Transactions, and Director Independence” beginning on page 154 of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2023 (the “Annual Report”) under the heading “—Stockholders’ Agreement,” which description is incorporated herein by reference. The foregoing description of Amendment No. 3 to the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a form of which is filed as Exhibit 4.1 of this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Amendment No. 3 to the Stockholders’ Agreement by and among FirstSun and the parties signatories thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: January 9, 2024	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Chief Financial Officer